EXHIBIT 10.1
                                                                    ------------

                       Network-1 Security Solutions, Inc.
                           445 Park Avenue, Suite 1028
                              New York, N.Y. 10022



                                 March 29, 2006


Corey M. Horowitz, Chairman & CEO
Network-1 Security Solutions, Inc.
445 Park Avenue, Suite 1028
New York, New York  10022

                 Re:  Extension of Anti-dilution Protection

Dear Corey:

     This letter shall confirm that Section 6(b) of your Employment Agreement, dated November 26, 2004, with Network-1 Security Solutions, Inc. (the "Employment Agreement") is hereby amended as follows (all capitalized terms herein shall have the same meaning as set forth in the Employment Agreement):

     "At anytime during the period ended November 26, 2006, in the event that the Company completes a financing (either a single transaction or series of transactions) consisting of the issuance of common stock or any other securities convertible or exercisable into common stock, (exclusive of securities issued upon exercise of outstanding options, warrants or other convertible securities), Executive shall receive (at the closing of such financing) from the Company, at the same price as the securities issued in the financing, such number of additional options to purchase Common Stock so that Executive maintains his Derivative Ownership Percentage, provided, that, the provisions of this paragraph shall provide anti-dilution protection to Executive up to a maximum financing of $2.5 million. Such additional options to be issued to Executive shall immediately vest on the date of grant and shall contain substantially the same provisions as the Options issued pursuant to Section 6(a) hereof."


     Please sign below to confirm our understanding.


                                       Very truly yours,

                                       Newtork-1 Security Solutions, Inc.

Agreed and Accepted:                   By:  /s/ David Kahn
                                           -------------------------------------
                                           David Kahn, Chief Financial Officer
 /s/ Corey M. Horowitz
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Corey M. Horowitz